Exhibit 10.1

         AGREEMENT, dated as of the 29th day of October, 2001, between UNIVERSAL MEDIA HOLDINGS, INC., a Delaware Corporation, with principal offices at 545 Madison Avenue, 6th Floor, New York, New York (hereinafter referred to as the "Company") and Kenneth C. Parsteck, residing at Floral Park, New York (herein referred to as "KCP").

                                   WITNESSETH:

         WHEREAS, the Company desires to formalize its relationship with KCP and KCP wishes to formalize his relationship with the Company; and
         WHEREAS, KCP is willing to formalize his relationship with the Company on the terms and subject to the conditions contained herein.
         NOW, THEREFORE, the parties have agreed to the following:

1. Employment. The Company hereby employs KCP, and KCP hereby agrees to enter into the agreement with the Company, as President and Chairman of the Board of Directors of the Company.
2. No Breach of Obligations. KCP represents and warrants to the Company that he has the requisite skills and experience, and has proven his values and abilities to the Company, and is ready, willing and able to perform those duties attendant to the position for which he is hired and that his entry into this Agreement with the Company does not constitute a breach of any agreement with any other person, firm or corporation, nor does any prior agreement between KCP and any person, firm or corporation contain any restriction or impediment to the ability of KCP to perform those duties for which he was hired, or which may be assigned to, or reasonably expected of him.

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3.       Services.  During the full term of this Agreement, KCP shall perform to the best of his abilities the following services and duties, in such manner and at such times as the Company may direct, the following being included by way of example and not by way of limitations:

                  a) KCP will be available to discuss all company matters that are presented to him, within a reasonable time;
                  b)       KCP  shall,   in   cooperation   with  the  Company's
                           financial relations firms(s), keep the Company's shareholders, and the brokerage community updated from time to time as to the Company's progress;
                  c) KCP shall consult with and advise the officers of the Company, either orally or at the request of the Company, in writing, to such matters as the Chairman, shall deem necessary to discuss relating to the management and operations of the Company; and
                  d) KCP shall be responsible for such other duties and responsibilities as necessary to fulfill his duties President.

4. Exclusivity. KCP agrees that during the term of this Agreement he will impart and devote the necessary time, energy, skill and attention to the performance of his duties hereunder.
5. Place of Performance. KCP agrees to perform his duties hereunder and agrees to the extent that it has been determined necessary and advisable, in the discretion of the Chairman, to travel to any place in the United States, or to a foreign country, where his presence is or may reasonably be required for the performance of his duties hereunder.
6. Compensation. The Company hereby agrees to compensate KCP, and KCP hereby accepts for the performance of the services of President, as indicated below:

                  a) Fees. The Company shall pay to KCP a monthly salary of THREE THOUSAND DOLLARS ($3,000.00), during the term of this Agreement. The Company may file any registration statement necessary to allow KCP to sell shares of common stock of the Company in order to be paid this amount;
                  b) Stock: In addition, the Company shall issue of 1,300,000 shares of Common Stock of the Company, fully paid and non-assessable, bearing a restrictive legend, in consideration of the time and effort put forth by KCP. KCP shall have the right to "piggy-back" any appropriate registration statement filed by the Company;
                  c) Bonus. KCP shall be entitled to participation in a bonus or other incentive compensation, profit sharing or retirement plan that the Company may institute, or make generally available to its executives, as determined by the Board of Directors;

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7.       Representation  and  Warranties  of KCP.  By  virtue  of his  execution hereof, and in order to induce the Company to enter into this Agreement, KCP hereby represents and warrants, as follows:

                  a) KCP is not presently actively engaged in any business, employment or venture which is, or may be, in direct conflict with the business of the Company;
                  b) KCP has full power and authority to enter this Agreement with the Company and to perform in the time and manner contemplated; and
                  c) KCP's compliance with the terms and conditions of this Agreement, in the time and the manner contemplated herein, will not conflict with any instrument or agreement pertaining to the transaction contemplated herein, and will not conflict in, result in a breach or, or constitute a default under any instrument to which he is a party;
                  d) KCP represents that he shall devote his best efforts to the success of the Company.

8. Representation and Warranties of the Company. By virtue of the execution of this Agreement, the Company hereby represents and warrants to KCP, as follows:

                  a) The Company and KCP agree that KCP shall receive reimbursement for all reasonable expenses incurred by KCP in connection with the performance of his duties hereunder subject to compliance with the Company's procedures; and the Company shall pay to KCP directly, or reimburse KCP for all other reasonable necessary and proven expenses and disbursements incurred by KCP for and on behalf of the Company in the performance of KCP's duties during the term of this Agreement.

9. Competition. a) During the term of this Agreement, or upon the termination of his employment, whichever event shall occur earlier, and for a period of twelve (12) consecutive months thereafter, KCP shall not, without the prior written consent of the Company engage, either as a Consultant, Agent, Proprietor, Officer, Director, Partner or majority stockholder in the business directly related to that of the Company.

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         b) KCP further covenants that during the stated term of this agreement, and for the twelve (12) month period thereafter, whichever shall occur earlier, he will not solicit any clients or customers known by him to be clients or customers of the Company for competitive business. The foregoing restrictions shall not apply to a termination of KCP's employment by the Company without Cause, or a termination of the employment by KCP because of a breach of the Agreement by the Company. 10. Term and Termination. This Agreement shall be deemed to be effective as of the date indicated above and shall continue in full force and effect until the last day of September, 2002, unless sooner terminated as hereunder set forth.

                  a)       Termination by the Company for Cause.

                           1) The Company may terminate KCP's employment for Cause. Upon such termination the Company shall have no further obligations to KCP, except for compensation, or other benefits due, but not yet paid.
                           2) "Cause" shall mean: (i) KCP's willful and continued failure substantially to perform his duties with the Company (other than as a result of KCP's incapacity due to illness or injury), if KCP is not then acting in the best interests of the Company, as determined by the Board of Directors, or (ii) KCP's wilful engagement in misconduct which is materially injurious to the Company, monetary or otherwise.

11. Notice of Termination. Any purported termination of KCP's employment shall be communicated by written "Notice of Termination" from one party to the other party hereto. For the purposes of this Agreement a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of KCP's employment, under the provision so indicated. No purported termination by the Company of KCP's employment shall be effective if it is not effected pursuant to a "Notice of Termination" satisfying the requirements of this Paragraph.

12. Date of Termination. "Date of Termination" shall mean the date on which a "Notice of Termination" is given.
13. Laws of the State of New York. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with the Laws of the State of New York, irrespective of the state of Incorporation of the Company and the place or domicile of KCP.

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14.      Remedies on Breach.  Any remedies on breach of this Agreement are to be determined exclusively through arbitration as discussed in the Agreement.
15. Prohibition Against Assignment. Except as herein above otherwise expressly provided, KCP agrees on behalf of himself and of his executors and administrators, heirs, legates, distributees, and any other person, or persons claiming benefits under him by virtue of this Agreement and the rights, interests and benefits hereunder, shall not be assigned, transferred, pledged or hypothecated in any way by KCP or any executor, administrator, heir, legatee, distrubutee or other persons claiming under KCP by virtue of the Agreement and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other dispositions of this Agreement of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon shall be null and void and without effect.
         This Agreement has been approved by the Board of Directors, as indicated by their respective signatures. This Agreement has been approved by KCP, as indicated by his signature.
         In Witness Whereof, the parties have executed this Agreement as of the 29th Day of October, 2001


Universal Media Holdings, Inc..
/s/ Kenneth C. Parsteck
-----------------------
Kenneth C. Parsteck

                                                             /s/ Lance Lang
                                                             ----------------
                                                             Lance Lang,
                                                             Directors


                                                             /s/ Ramiro Pericone
                                                             -------------------
                                                             Ramiro Pericone,
                                                             Director